PRESS RELEASE	FOR IMMEDIATE RELEASE
April 15, 2025

Five Star Bancorp Announces First Quarter 2025
Earnings Release Date and Webcast

RANCHO CORDOVA, CA April 15, 2025 (GLOBE NEWSWIRE) — Five Star Bancorp (Nasdaq: FSBC) (“Five Star” or the “Company”), a holding company that operates through its wholly owned banking subsidiary, Five Star Bank (the “Bank”), expects to report its financial results for the quarter ended March 31, 2025, after the stock market closes on Monday, April 28, 2025.

Management will host a live webcast for analysts and investors to review this information at 1:00 PM ET (10:00 AM PT) on April 29, 2025.

The live webcast will be accessible from the “News & Events” section of the Company’s website under “Events” at https://investors.fivestarbank.com/news-events/events. Please pre-register for the event using this link. The webcast will be archived on the Company’s website for a period of 90 days.

About Five Star Bancorp
Five Star is a bank holding company headquartered in Rancho Cordova, California. Five Star operates through its wholly owned banking subsidiary, Five Star Bank. The Bank has eight branches in Northern California. For more information, visit https://www.fivestarbank.com.

Investor Contact:
Heather C. Luck, Chief Financial Officer
Five Star Bancorp
(916) 626-5008
hluck@fivestarbank.com

Media Contact:
Shelley R. Wetton, Chief Marketing Officer
Five Star Bancorp
(916) 284-7827
swetton@fivestarbank.com